Filed Pursuant to Rule 424(b)(3)

Registration No. 333-206873

PROSPECTUS SUPPLEMENT NO. 13 DATED JUNE 2, 2016

TO

PROSPECTUS DATED JANUARY 15, 2016

(AS SUPPLEMENTED)

ARCH THERAPEUTICS, INC.

PROSPECTUS

Up to 25,590,599 Shares of Common Stock

This Prospectus Supplement No. 13 supplements the prospectus of Arch Therapeutics, Inc. (“the “Company”, “we”, “us”, or “our”) dated January 15, 2016 (as supplemented to date, the “Prospectus”) with the following attached documents which we filed with the Securities and Exchange Commission :

A.	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016

This Prospectus Supplement No. 13 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should carefully consider the risk factors for our common stock, which are described in the Prospectus, as amended or supplemented.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement No. 13 and any other Prospectus Supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 13 is June 2, 2016

INDEX TO FILINGS

Annex
The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016	A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Beginning May 24, 2016 and through May 26, 2016, Arch Therapeutics, Inc. (the “Company”) entered into a series of substantially similar subscription agreements (each a “Subscription Agreement”) with 18 accredited investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors, in a private placement, of an aggregate of 9,418,334 Units at a purchase price of $0.36 per Unit (the “2016 Private Placement Financing”). Each Unit consisted of a share of the Company’s common stock, par value $0.001 per share (“Common Stock” and such shares, the “Shares”), and a Series E Warrant to purchase 0.75 shares of Common Stock at an exercise price of $0.4380 per share at any time prior to the fifth anniversary of the issuance date of the Series E Warrant (the “Warrants,” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”).

The Company engaged Maxim Group LLC (“Maxim”) as its exclusive institutional investor placement agent in connection with the 2016 Private Placement Financing, and in consideration for the services provided by it, Maxim will be entitled to receive cash fees equal to 8.2% of the gross proceeds received by the Company from certain institutional investors participating in the 2016 Private Placement Financing (the “Maxim Investors”), as well as reimbursement for all reasonable expenses incurred by it in connection with its engagement. The Company received gross proceeds of approximately $3,390,600 in the aggregate, of which approximately $2,084,000 was attributable to the Maxim Investors.

The Investors included Anson Investments Master Fund LP (“Anson”), Karen Carlin, P. Timothy Connolly, CVI Investments, Inc. (“CVI”), Drake Partners Equity LLC (“Drake”), Empery Asset Master, Ltd, Empery Tax Efficient II, LP, Empery Tax Efficient, LP, Jonathan Galli, Vikas Gulati and Mirella Gulati, Hudson Bay Master Fund Ltd., Intracoastal Capital, LLC (“Intracoastal”), Keyes Sulat Revocable Trust (the “Trust”), Lorraine A. Malanga, James M. McKeone, IRA FBO Ana B Parker (“Ms. Parker”), Dr. Stephanie Plent, and Popham Management, LLC (“Popham”). Anson, Intracoastal, and CVI or their respective affiliates, were investors in the Company’s 2014 Private Placement Financing that concluded on February 4, 2014 and convertible notes offering that closed on March 13, 2015, and Anson, Ms. Carlin, Drake, Mr. Galli, Intracoastal, the Trust, Ms. Malanga, Mr. McKeone, Ms. Parker, Dr. Plent, Popham and/or their respective affiliates were investors in the Company’s 2015 Private Placement Financing that concluded on July 2, 2015.

James R. Sulat, who was appointed as a member of the Company’s Board of Directors (the “Board”) on August 19, 2015, is a co-trustee of the Trust along with his wife. In accordance with the Company’s policies governing related party transactions, Mr. Sulat disclosed his interest in the 2016 Private Placement Financing to the remaining members of the Board, all of whom were disinterested in the transaction (the “Disinterested Directors”), and recused himself from discussing or voting on matters related to the 2016 Private Placement Financing. The Disinterested Directors unanimously approved the 2016 Private Placement Financing.

On May 26, 2016 (the “Closing Date”), the Company closed the 2016 Private Placement, and entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 45 days after the closing of the 2016 Private Placement Financing one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

On the Closing Date, each Investor was also issued a Warrant to purchase up to a number of shares of the Company’s Common Stock equal to 75% of the Units purchased by such Investor under such Investor’s Subscription Agreement. The Warrants will have an exercise price of $0.4380 per share, will have a term of exercise equal to five years after their issuance date, and will be exercisable immediately after their issuance; provided, however, Warrants issued to several of the Investors include an optional provision preventing the exercisability of such Warrant if, as a result of the exercise of the Warrant, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Company’s Common Stock (the “Ownership Limitation”). The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (i) the Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that it is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The foregoing description of the Subscription Agreements, Warrants and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the form of Subscription Agreement, form of Warrant, and Registration Rights Agreement filed herewith as Exhibits 10.1, 10.2, and 10.3 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On May 27, 2016, the Company issued a press release announcing the 2016 Private Placement Financing. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Series E Warrants
10.3	Registration Rights Agreement
99.1	Press Release issued by Arch Therapeutics, Inc. on May 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: June 2, 2016	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer

Exhibit List

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Series E Warrants
10.3	Registration Rights Agreement
99.1	Press Release issued by Arch Therapeutics, Inc. on May 27 2016

Exhibit 10.1

EXECUTION COPY

SUBSCRIPTION AGREEMENT

Arch Therapeutics, Inc.

235 Walnut St., Suite 6

Framingham, MA 01702

Ladies and Gentlemen:

1.          Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Arch Therapeutics, Inc., a Nevada corporation (the “Company”), the number of units (“Units”) set forth on the signature page hereof (the “Subscribed Units”) at a purchase price of $0.36 per Unit. Each Unit consists of (i) one share (“Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and (ii) a Series E Warrant (“Series E Warrant”), in the form of Exhibit A hereto, to purchase 0.75 shares of Common Stock at a per share exercise price equal to the last closing trade price price of the Company’s Common Stock on the Principal Market (as defined herein) on the Closing Date (the “Exercise Price”) .. The Series E Warrants are hereinafter referred to as the “Warrants” and the shares of Common Stock issuable upon the exercise of the Warrants are hereinafter collectively referred to as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are hereinafter collectively referred to as the “Securities”.

2.          The Offering. The Company is conducting a private placement of Units to accredited investors (the “Offering”). This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements expected to be entered into pursuant to the Offering. The Company reserves the right to (A) terminate this Offering at any time and for any reason without prior notice; (B) consummate multiple closings in connection with the Offering; and (C) change the terms of the subscription agreement governing the subscription of Units by other investors from the terms of this Subscription Agreement; provided, however, that no subscription agreement that the Company enters into with any other investor in connection with the Offering shall (i) be at a lower per Unit purchase price; (ii) have a lower Exercise Price for the Warrant Shares; (iii) provide more Warrant Shares for each Unit purchased; or (iv) provide any other terms to such other investor that are more favorable than those granted to Purchaser herein. For the avoidance of doubt, the parties agree and acknowledge that with respect to any other subscription agreement that the Company enters into with any other investor in connection with the Offering, (a) the Company shall have the absolute right to alter the closing conditions set forth in such other subscription agreement; and (b) no such alteration shall be deemed by the Purchaser as providing such other investor terms that are more favorable than those granted to Purchaser herein.

3.          Placement Agent. The Company has engaged Maxim Group LLC (“Maxim”) as its exclusive placement agent in connection with the Offering, and in consideration for the services provided by it, Maxim will be entitled to receive cash fees equal to 5% of the gross proceeds received by the Company at each Closing during the Offering, as well as reimbursement for all reasonable expenses incurred by it in connection with its engagement.

4.          Deliveries and Payment. Simultaneously with the execution hereof, the Purchaser shall deliver to the Company (i) a completed and executed signature page to this Subscription Agreement; (ii) a completed Accredited Investor Certification in the form attached hereto as Exhibit B; and (iii) a completed Investor Questionnaire in the form attached hereto as Exhibit C.

5.          Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser, if any, will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds received by the Company with respect to the rejected portion of this subscription, if any, will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6.          Closing. The Shares and the Series E Warrants will be issued and sold by the Company to the Purchaser at a closing (the “Closing”) that shall occur at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 at 10:00 a.m. New York time, on a date no later than the 3rd Business Day following the date on which the conditions to the Closing set forth in Section 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Purchaser)(such date, the “Closing Date”). As used herein “Business Day” means any means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

7.          Closing Conditions. The obligation of the Company hereunder to issue and sell the Shares and the Series E Warrants to Purchaser and the obligation of Purchaser to purchase such Shares and the Series E Warrants is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that any condition may be waived by the intended beneficiary of such condition by providing the other party prior written notice of such wavier:

(a)          The representations and warranties of each party hereto shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each such party hereto shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by such party at or prior to the Closing Date; and

(b)          The Company, the Purchaser and each other Purchaser in the Offering shall have duly executed and delivered counterparts to the Registration Rights Agreement.

8.          Certificates; Legends. Within ten (10) calendar days of the Closing, the Company shall deliver to the Purchaser a stock certificate representing the shares of Common Stock included in the Subscribed Units purchased on the Closing Date and the Warrants included in the Subscribed Units purchased on the Closing Date, in each case bearing the following legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.          Registration Rights Agreement. On the Closing Date, the Company, Purchaser and each other Purchaser participating in such Closing shall execute and deliver a counterpart signature page to the registration rights agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”). Following the Closing Date, the Company shall effect the registration of the Shares and the Warrant Shares in accordance with the terms and conditions of the Registration Rights Agreement.

10.         Representations and Warranties of the Company. The Company represents and warrants that as of date hereof and as of the Closing Date:

(a)          The Company has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement and the Warrants (the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and other than the Form 8-K Filing (as defined below), a Form D pursuant to Regulation D promulgated under the Securities Act (“Regulation D”), and any other filings as may be required by any state securities agencies, no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as to rights to indemnification and to contribution as may be limited by federal or state securities law. For purposes of this Subscription Agreement, “Form 8-K Filing” means the Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (the “SEC”) disclosing the material terms of the transactions contemplated hereby and attaching copies of the form of Subscription Agreement, the form of Warrant, and the form of Registration Rights Agreement.

(b)          The Shares have been duly authorized by the Company and, when issued and paid for in accordance with the terms herein, will be validly issued, fully paid and nonassessable. The Warrants have been duly authorized by the Company and upon the due exercise of such Warrants, the Warrant Shares issuable upon such exercise will be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. Subject to the accuracy of the representations and warranties of the Purchaser in this Subscription Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(c)          The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the Warrant Shares will not (i) result in a violation of the Company’s articles of incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company, or bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the OTCQB tier of the OTC Marketplace (the “Principal Market”)) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) above, for such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect (as defined below).

(d)          The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock therefrom in the foreseeable future. For purposes of this Subscription Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e)          Since the date of the Company’s most recent audited financial statements contained in a Form 10-K (a “Form 10-K”) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends; (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business; or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below). For purposes of this Section 10(e), “Insolvent” means, (I) with respect to the Company and its subsidiaries, on a consolidated basis; (a) the present fair saleable value of the Company’s and its subsidiaries’ assets is less than the amount required to pay the Company’s and its subsidiaries’ total indebtedness; (b) the Company and its subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; or (c) the Company and its subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each subsidiary, individually, (1) the present fair saleable value of the Company’s or such subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total indebtedness; (2) the Company or such subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; or (3) the Company or such subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such subsidiary’s remaining assets constitute unreasonably small capital.

(f)          Other than this Offering, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced; (ii) could have a material adverse effect on any Purchaser’s investment hereunder; or (iii) could have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (a) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any subsidiary, individually or taken as a whole; (b) the transactions contemplated hereby; or (c) the authority or ability of the Company or any of its subsidiaries to perform any of their respective obligations under this Subscription Agreement or the Warrants.

(g)          Neither the Company, any of its subsidiaries or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of: (i)(1) influencing any act or decision of such Government Official in his/her official capacity; (2) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty; (3) securing any improper advantage; or (4) inducing such Government official to influence or affect any act or decision of any Government Entity; or (ii) assisting the Company or its subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its subsidiary. “Government Entity” as used in the previous paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(h)          Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its subsidiaries’ relations with their respective employees are good. Other than with respect to William Cotter, the Company’s former Chief Operating Officer who resigned from the Company effective June 15, 2015, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. No executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(i)          It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Subscription Agreement in connection with the Form 8-K Filing, in accordance with the terms thereof, the Purchaser has not been asked by the Company or any of its subsidiaries to agree, nor has the Purchaser agreed with the Company or any of its subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Purchaser, and counterparties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Purchaser’s knowledge of the transactions contemplated by this Subscription Agreement; and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Subscription Agreement pursuant to the Form 8-K Filing, (a) the Purchaser may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding; and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Subscription Agreement or the Warrants or any of the documents executed in connection herewith or therewith.

(j)          Neither the Company nor any of its subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Securities; (ii) other than Maxim Group LLC, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any Person other than Maxim Group LLC any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(k)          Except as disclosed in the Form 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, “Advisers”) with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Subscription Agreement. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company, all disclosure provided to the Purchaser regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, each press release issued by the Company or any of its subsidiaries during the twelve (12) months preceding the date of this Subscription Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. To the knowledge of the Company, no event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 11.

11.         Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a)          General.

(1)         The Purchaser (i) if a natural person, has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units (and the other Securities), the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and agrees that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity;

(2)         The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(3)         The Purchaser is a resident of the state set forth on the signature page to this Subscription Agreement;

(4)         The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions payable by the Company pursuant to the terms of any contract to which the Company is a party);

(5)         Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering, and the Purchaser will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of any of the Securities;

(6)         Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(b)          Information Concerning the Company.

(1)         Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s Advisors have received all documents, records, and books requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(2)         The Purchaser and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations and business of the Company deemed relevant by the Purchaser or its Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and its Advisers, if any;

(3)         The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(4)         The Purchaser acknowledges that (i) the Company files reports and other documents with the SEC pursuant to the requirements of the Exchange Act (such reports and other documents, the “SEC Documents”); (ii) the Purchaser and its Advisers, if any, have had access to the SEC Documents; and (iii) an investment in the Company is subject to substantial risks as disclosed in the SEC Documents;

(5)         The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its Advisers, if any, consider material to its decision to make this investment;

(6)         The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(7)         The Purchaser understands and acknowledges that neither the SEC nor any state securities commission or other regulatory authority has approved the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided by the Company to the Purchaser in connection with the Offering;

(c)          Non-Reliance.

(1)         In making an investment decision, the Purchaser understands that it must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved, and is aware that the Purchaser is required to bear the financial risks of this investment for an indefinite period of time;

(2)         The Purchaser is not relying on the Company or any of the Company’s employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(3)         In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in this Subscription Agreement;

(4)         The Purchaser acknowledges that any estimates or forward-looking statements or projections included in any materials provided by or on behalf of the Company to the Purchaser were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(5)         The Purchaser understands and acknowledges that the Company will have broad discretion with respect to the application of funds received by the Company in the Offering and the Company may not use the proceeds effectively;

(d)          Restrictions on Transfer or Sale of the Securities.

(1)         The Purchaser is acquiring the Subscribed Units solely for such Purchaser’s own account and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act. If and when the Purchaser exercises any Warrants, the Purchaser will acquire the Warrant Shares solely for such Purchaser’s own account and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities, and the Purchaser has no plans to enter into any such agreement or arrangement;

(2)         The Purchaser understands that, except as provided in the Registration Rights Agreement (i) none of the Securities are registered under the Securities Act, or any state securities laws; (ii) the offering and sale of the Units is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement; and (iii) consequently, the Securities may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered under the Registration Rights Agreement; (b) the Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Purchaser, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from registration under the Securities Act; or (c) the Purchaser provides the Company with reasonable assurance (which may include customary stockholder representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act;

(3)         The Purchaser understands that (i) it must bear the substantial economic risks of the investment in the Subscribed Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; (ii) legends shall be placed on the certificates representing the Common Stock and the Warrants included in the Subscribed Units and any Warrant Shares issued upon exercise of the Warrants to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s books and records; (iii) stop transfer instructions will be placed with any registrar or transfer agent of the Common Stock and the Warrants, if other than the Company; and (iv) there can be no assurance any market will ever exist for resale of any of the Securities, nor can there be any assurance that any of such Securities will be freely transferable at any time in the foreseeable future;

(e)          Status of Purchaser.

(1)         The Purchaser is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D because the Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein;

(2)         Neither the Purchaser, nor any of its affiliates, nor any person claiming by or through any of them, is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D (a “Disqualification Event”). The Purchaser undertakes to update the Company in the event that the Purchaser (or any of its affiliates, or any person claiming by or through any of them) subsequently becomes subject to a Disqualification Event;

(3)         The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(4)         The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Subscribed Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(5)         The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Units for an indefinite period of time;

12.         Covenants.

(a)          Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the sixty (60) day anniversary of the Applicable Date (provided that such period shall be extended by the number of days during such period and any extension thereof contemplated by this proviso on which the Registration Statement (as defined in the Registration Rights Agreement) is not effective or any prospectus contained therein is not available for use)(the “Restricted Period”), neither the Company nor any of its subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any Convertible Securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 12(a) shall not apply in respect of the issuance of (A) shares of Common Stock or options to purchase Common Stock or other equity awards issued to directors, officers, employees of, or consultants or advisors to, the Company or its subsidiaries in their capacity as such pursuant to an Approved Share Plan (it being expressly understood and agreed for all purposes of this Subscription Agreement that lawyers, law firms, accountants and accounting firms do not constitute consultants or advisors), provided that the exercise price of any such options or such other equity awards is not lowered, none of such options or such other equity awards are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options or such other equity awards are otherwise materially changed in any manner that adversely affects the Purchaser or any other Person subscribing for Units in the Offering (collectively, the “Investors” and each such Person, an “Investor”); (B) shares of Common Stock issued upon the conversion, exercise or exchange of Convertible Securities (other than options to purchase Common Stock or such other equity awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion, exercise or exchange (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or exchange (as the case may be) provisions of such Convertible Security that were in effect (and expressly set forth in such Convertible Security) on the date immediately prior to the date of this Subscription Agreement, the conversion, exercise or exchange price of any such Convertible Securities (other than options to purchase Common Stock or such other equity awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities are (other than options to purchase Common Stock or such other equity awards issued pursuant to an Approved Share Plan that are covered by clause (A) above)(nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase, or which results in an increase in, the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than options to purchase Common Stock or such other equity awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any of the Purchasers; (C) the Warrants; (D) the Warrant Shares; (E) shares of Common Stock issued in connection with acquisitions, asset purchases, licenses, collaborations or strategic transactions involving the Company and other Persons approved by the Company’s board of directors; provided that any such issuance shall only be to Strategic Entity and shall provide to the Company additional benefits in addition to the investment of funds, and shall not include a transaction in which the Company is issuing Common Stock or any other security primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (F) shares of Common Stock issued to a Stategic Entity; provided that the Company’s board of directors reasonable determines that such issuance shall provide to the Company additional benefits in addition to the investment of funds (each of the foregoing in clauses (A) through (F), collectively the “Excluded Securities”). For purposes of this Subscription Agreement, (1) “Applicable Date” means the first date on which the resale by the Investors of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by one or more effective Registration Statements (and each prospectus contained therein is available for use on such date); (2) “Approved Share Plan” means any employee benefit plan has been approved by the board of directors of the Company pursuant to which shares of Common Stock and options to purchase Common Stock and other equity awards may be issued to any employee, officer or director of, or consultants or advisors to, the Company or any of its subsidiaries for services provided to the Company or any of its subsidiaries in their capacity as such including, but not limited to, the Company’s 2013 Stock Incentive Plan; (3) “Convertible Securities” means any capital stock, note, debenture or other security of the Company or any of its subsidiaries that is, or may become, at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock, note, debenture or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries; and (4) “Strategic Entity” means a Person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the current business of the Company.

(b)          Participation Right. From the date hereof through the six (6) month anniversary of the Applicable Date, neither the Company nor any of its subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 12(b).

(1)         At least three (3) Business Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Investor a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement, and (ii) a statement informing such Investor that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Investor within two (2) Business Days after the Company’s delivery to such Investor of such Pre-Notice, and only upon a written request by such Investor, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to such Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged ; and (z) offer to issue and sell to or exchange with such Investor in accordance with the terms of the Offer, Offered Securities with an aggregate purchase price equal to such Investor’s Pro-Rata Share. For purposes of this Subscription Agreement, (1) “Pro Rata Share” means, with respect to each Investor, a dollar amount equal to (I) the Investor Allocation multiplied by a fraction, the numerator of which shall be the number Units purchased by such Investor in the Offering, and the denominator of which shall be the aggregate number of Units purchased in the Offering by all Investors (such product, the Investor’s “Basic Amount”); and (II) with respect to an Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”); and (2) “Investor Allocation” means the lesser of (A) fifty percent (50%) of the aggregate value of the Offered Securities, and (B) the aggregate purchase price of all Units purchased in the Offering.

(2)         To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then such Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to such Investor a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Investor’s receipt of such new Offer Notice.

(3)         The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Investor (together with the remaining portion the Offered Securities that were not offered to the Investors pursuant to Section 12(b)(1), the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice; and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)         In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 12(b)(3) above), then such Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 12(b)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to this Section 12(b) prior to such reduction); and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 12(b)(1) above.

(5)         Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Investor shall acquire from the Company, and the Company shall issue to such Investor, the number or amount of Offered Securities specified in its Notice of Acceptance. Subject to Section 12(b)(7), the purchase by such Investor of any Offered Securities shall be made on the same terms and conditions and subject to the same Subsequent Placement Agreement entered into between the Company and the purchasers of the Refused Securities.

(6)         Any Offered Securities not acquired by an Investor or other Persons in accordance with this Section 12(b) may not be issued, sold or exchanged until they are again offered to such Investor under the procedures specified in this Subscription Agreement.

(7)         The Company and the Purchaser agree that if any Investor elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Investor shall be required to agree to any restrictions on trading as to any securities of the Company (other than restrictions required by applicable securities laws on the resale of the specific “restricted securities” (as that term is defined under Rule 144) being issued in the Subsequent Placement) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(8)         Notwithstanding anything to the contrary in this Section 12(b) and unless otherwise agreed to by such Investor, the Company shall either confirm in writing to such Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Investor will not be in possession of any material, non-public information regarding the Company or any of its subsidiaries, by the fifth (5th) Business Day following expiration of the Offer Period. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Investor, such transaction shall be deemed to have been abandoned and such Investor shall not be in possession of any material, non-public information regarding the Company or any of its subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Investor with another Offer Notice in accordance with, and subject to, the terms of this Section 12(b) and such Investor will again have the right of participation set forth in this Section 12(b). The Company shall not be permitted to deliver more than one Offer Notice to such Investor in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 12(b)(2).

(9)         The restrictions contained in this Section 12(b) shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 12(b) by providing terms or conditions to one Investor that are not provided to all Investors.

(c)          Variable Rate Transaction. Beginning on the date hereof and until the earlier of (a) the nine (9) month anniversary of the Applicable Date; and (b) the date on which all of the Investors shall have sold all of the Registrable Securities, the Company and each subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (it being expressly understood and agreed that the foregoing shall not prohibit the Company from consummating the transactions contemplated by this Agreement). “Variable Rate Transaction” means a transaction in which the Company or any subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities; or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision; or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Investor shall be entitled to obtain injunctive relief against the Company and its subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

13.         Indemnification of Purchaser. Subject to the provisions of this Section 13, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any other conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Subscription Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Subscription Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Subscription Agreement or in the other Transaction Documents. The indemnification required by this Section 13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

14.         Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

15.         Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

16.         Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party notified; (ii) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 16.

17.         Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of any Securities acquired by the Purchaser shall be made only in accordance with Section 11(d)(2) of this Subscription Agreement and all applicable laws. Any purported attempt by the Purchaser to assign this Subscription Agreement, any of the rights, interests or obligations hereunder, or any of the Securities in violation of this Section 17 shall be null and void.

18.         Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly- performed within said State.

19.         Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York county and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Subscription Agreement; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Subscription Agreement except in such courts; and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Subscription Agreement or the subject matter hereof may not be enforced in or by such court.

20.         WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

21.         Blue Sky Qualification. The purchase of Units under this Subscription Agreement and the exercise of the Warrants and the issuance of the Warrant Shares are all expressly conditioned upon the exemption from qualification of the offer and sale thereof, as applicable, from applicable federal and state securities laws. The Company shall not be required to qualify the Offering or any issuance of Warrant Shares under the securities laws of any jurisdiction.

22.         Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

23.         Miscellaneous.

(a)          This Subscription Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)          The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Common Stock and Warrants comprising the Subscribed Units.

(c)          Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)          This Subscription Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)          Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)          Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Subscription Agreement.

Arch Therapeutics, Inc.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of _______ Units at a price of $0.36 per Unit at the Closing (NOTE: to be completed by Purchaser), and, by execution and delivery hereof, Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement.

Date (NOTE: To be completed by Purchaser): _______________________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)

Date	Address

Fax Number	Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Tax Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

PURCHASER HEREBY ELECTS TO:

___	Include a 4.99%/9.99% “beneficial ownership blocker provision” in its Series E Warrant

___	Not include include a 4.99%/9.99% “beneficial ownership blocker provision” in its Series E Warrant

Accepted:

ARCH THERAPEUTICS, INC.

By:
Authorized Officer:

235 Walnut St., Suite 6

Framingham, MA 01702

Fax Number: ___________________

Email Address:_________________

EXHIBIT A

Form of Series E Warrant

A-1

EXHIBIT B

ARCH THERAPEUTICS, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial	I have an individual net worth, or joint net worth with my spouse, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Arch Therapeutics, Inc. (the “Company”)

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial	The investor certifies that it is a partnership, corporation, limited liability company, any organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

B-1

ARCH THERAPEUTICS, INC.

ACCREDITED INVESTOR CERTIFICATION

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this certification.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934, as amended.

Initial	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial	The investor certifies that it is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act.

Initial	The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

Initial	The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

B-2

EXHIBIT C

ARCH THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

Selling Stockholder Notice and Questionnaire

The undersigned is subscribing for shares of common stock, par value $0.001 per share (“Common Stock”), and Series E Warrants (the “Warrants”, and together with the Common Stock, the “Securities”) of Arch Therapeutics, Inc., (the “Company”), and understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock and the shares of Common Stock issuable upon exercise of the Series E Warrants (collectively, the “Registrable Securities”), in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into by the undersigned, the other purchasers of the Securities and the Company on the closing date of the offering pursuant to which the Securities will be issued. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

C-1

ARCH THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

3.	Broker-Dealer Status:

(a)          Are you a broker-dealer?

Yes ☐             No ☐

(b)          If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐             No ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)          Are you an affiliate of a broker-dealer?

Yes ☐             No ☐

C-2

ARCH THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

(d)          If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐             No ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Subscription Agreement.

(a)          Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

C-3

ARCH THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ____________________________	Selling Stockholder:

[SELLING STOCKHOLDER]

By:
Name:
Title:

C-4

EXHIBIT D

Form of Registration Rights Agreement

D-1

Exhibit 10.2

EXECUTION COPY

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PURSUANT TO THE TERMS OF SECTION 1 OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SHARES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

ARCH THERaPEUTICS, INC.

Series E Warrant To Purchase Common Stock

Warrant No.: E-

Number of Shares of Common Stock:

Date of Issuance: May 26, 2016 (“Issuance Date”)

Arch Therapeutics, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [INVESTOR NAME], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (the “Exercisability Date”), but not after 5:00 p.m., New York time, on the Expiration Date (as defined below), [______________ (_____________)] fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant (this “Warrant”) is one of a series of Series E Warrants to purchase Common Stock (the “Warrants”) issued pursuant to the Subscription Agreements (each a “Subscription Agreement”), entered into on or prior to May 26, 2016 (the “Closing Date”), by the Company and each Purchaser party thereto.

1.    EXERCISE OF WARRANT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), if an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) is available for the disposition of the Warrant and the acquisition of the Warrant Shares by the Holder by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant; and (ii) in the event that (A) a registration statement covering the Warrant Shares that are the subject of the Exercise Notice is available and effective; and (B) the Holder is requesting certificates without a legend regarding restrictions on transferability, delivery of a “Certificate of Subsequent Sale”, substantially in the form attached hereto as Exhibit B (as such form may be amended and/or supplemented by the Company and the Transfer Agent (as defined below))(the items under (i) and, as applicable, (ii) above, the “Exercise Delivery Documents”). Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”) unless the Holder is electing a Cashless Exercise (as defined below) pursuant to Section 1(c) of this Warrant. The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise. On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents (the date upon which the Company has received all of the Exercise Delivery Documents, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”). Unless the Company has previously delivered an objection to the Exercise Delivery Documents or the Holder has not delivered the applicable Aggregate Exercise Price in the case of a Cash Exercise, in each case on or before the Share Delivery Date, the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restrictions on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian service; or (Y), if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is exercised. The Company shall pay any and all taxes and other expenses (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)  Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.4380, subject to adjustment as provided herein.

(c)  Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)  Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(e)  Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(f)  [Reserved]1[Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties; and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.]2

1 Remove brackets and highlighting and delete the remaining text if the Holder has indicated in its Subscription Agreement that it does not want the Ownership Limitation provisions to apply.

2 Remove brackets and highlighting and delete the “[Reserved]” text if the Holder has indicated in its Subscription Agreement that it wants the Ownership Limitation provisions to apply.

(g)  Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any Series E Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Series E Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Series E Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Series E Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting or obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting or written consent, the Company shall provide each stockholder with a proxy or information statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)  Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Closing Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.

(a)  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)  Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately prior to the record date fixed for determination of stockholders entitled to receive such grant, issuance or sale of such Purchase Rights, or, if no such record date is established, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (unless the Company is the Successor Entity) all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b), including agreements to deliver to each holder of the Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction. The Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)  Applicability to Successive Transactions. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5.    NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect; (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant; and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.    REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant. If this Warrant is to be transferred, the Holder shall (i) comply with the provisions set forth in Section 14; and (ii) surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit C, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d))), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant; (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant); (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date; and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the provisions of the Subscription Agreement.

9.    AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may not be amended or waived except upon the execution and delivery of a written agreement executed by both the Company and the Holder; provided, however, that for the avoidance of doubt, the Company may amend and/or supplement the form of Certificate of Subsequent Sale without the need to obtain the consent of the Holder, and provided further, in the event that this Warrant is amended in accordance with this Section 9, the Company shall promptly offer all other holders of the Series E Warrants then outstanding the opportunity to make the same amendment to their respective Series E Warrants.

10.   GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.   CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.   DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, conditioned or delayed; or (ii) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. The prevailing party in any dispute resolved pursuant to this Section 12 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.   REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.   TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned unless and until (i) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Warrant to be sold, transferred or assigned may be transferred or assigned pursuant to an exemption from registration under the Securities Act; or (ii) the Holder provides the Company with reasonable assurance (which may include customary representation letters) that such Warrant can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act.

15.   CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)  “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

(b)  “Bloomberg” means Bloomberg Financial Markets.

(c)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)  “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e)  “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share; and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f)  “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(g)  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h)  “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market.

(i)  “Expiration Date” means May 26, 2021 or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(j)  “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person; or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer); or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination); (v) reorganize, recapitalize or reclassify its Common Stock; or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(k)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l)  “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n)  “Principal Market” means any market maintained by OTC Markets Group Inc. on which the Common Stock is traded on the Closing Date.

(o)  “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Issuance Date by and among the Company and each party executing a Subscription Agreement.

(p)  “Required Holders” means, as of any date, the holders of at least a majority of the Warrants outstanding as of such date.

(q)  “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(r)  “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(s)  “Transaction Documents” means, collectively, this Warrant, the Subscription Agreement, and the Registration Rights Agreement.

(t)  “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series E Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

SERIES E WARRANT TO PURCHASE COMMON STOCK

ARCH THERAPEUTICS, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Arch Therapeutics, Inc., a Nevada corporation (the “Company”), evidenced by the attached Series E Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Date: _____________________ __, ______

Name of Registered Holder

By:
Name:
Title:

A-1

EXHIBIT B

CERTIFICATE OF SUBSEQUENT SALE

Empire Stock Transfer

1859 Whitney Mesa Dr

Henderson, NV 89014

Via e-mail: info@empirestock.com

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Via e-mail: jhogoboom@lowenstein.com

Re:	Arch Therapeutics, Inc. – Removal of Legends on Shares of Common Stock Resale Registration Statement on Form S-1 (File No. 333-_ _ _ _ _ _ _)

1.	In connection with the Registration Statement on Form S-1 (File No. -_ _ _ _ _ _ _)(the “Registration Statement”), the undersigned hereby requests that Empire Stock Transfer:

☐	remove the restrictive legend from ________ shares of common stock, par value $0.001 per share, of Arch Therapeutics, Inc. (“Common Stock”), evidenced by certificate number(s) _____, on the basis that such shares of Common Stock have been registered for resale under the Registration Statement.

OR

☐	in connection with the exercise of the undersigned’s Series E Warrant(s) to Purchase Common Stock, issue __________ shares of Common Stock without a restrictive legend on the basis that such shares of Common Stock have been registered for resale under the Registration Statement.

2.	In connection with the foregoing request, the undersigned hereby represents and warrants to Empire Stock Transfer and Lowenstein Sandler LLP that such shares of Common Stock were sold in accordance with either the plan of distribution contained in the Registration Statement or Rule 144 promulgated under the Securities Act of 1933 (“Securities Act”).

(Name of Selling Stockholder)

By:
Name:
Title:

B-1

EXHIBIT C

ASSIGNMENT FORM

ARCH THERAPEUTICS, INC.

(To assign the foregoing Series E Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, and subject to the Holder’s compliance with the restrictions set forth in Section 14 of the foregoing Series E Warrant to Purchase Common Stock (the “Warrant”), the Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

C-1

Exhibit 10.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 26, 2016, is by and among Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and each of the undersigned Purchasers (as defined below).

RECITALS

A.           In connection with the Subscription Agreements (each, as may be amended from time to time, a “Subscription Agreement” and collectively, the “Subscription Agreements”), entered into by and between each Purchaser and the Company during the period commencing May 24, 2016 and ending May 26, 2016, the Company agreed, upon the terms and subject to the conditions of each Subscription Agreement, to issue and sell to each Purchaser (i) shares of Common Stock (as defined in the Subscription Agreements) (the “Common Shares”); and (ii) the Warrants, which will be exercisable to purchase Warrant Shares (each term as defined in the Subscription Agreements) in accordance with the terms of the Warrants.

B.           To induce the Purchasers to consummate the transactions contemplated by the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1.          Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreements. As used in this Agreement, the following terms shall have the following meanings:

(a)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)  “Closing Date” shall have the meaning set forth in the Subscription Agreements.

(c)   “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(d)  “Effectiveness Deadline” means the earlier of the (A) 150th calendar day after the Closing Date and (B) fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(e)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

(f)  “Filing Deadline” means the forty-fifth (45th) calendar day after the Closing Date; provided, however, that if the Filing Deadline occurs on a day that is not a Business Day, the Filing Deadline shall be the next Business Day.

(g)  “Investor” means a Purchaser or any transferee or assignee of any Registrable Securities or Warrants, as applicable, to whom a Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 7 and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities or Warrants, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 7.

(h)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(i)  “Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus; and (ii) any “free writing prospectus” as defined in Rule 405.

(j)  “Purchasers” means, collectively, each Person identified as the “Purchaser” in the separate Subscription Agreements entered into by the Company and the applicable Purchasers in connection with the Offering (as defined in the Subscription Agreements).

(k)  “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(l)  “Registrable Securities” means (i) the Common Shares; (ii) the Warrant Shares; and (iii) any other securities issued or issuable with respect to or in exchange for Common Shares, the Warrant Shares or the Warrants as a result of (1) any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, or (2) a Fundamental Transaction or Corporate Event (each term as defined in the Warrants); provided, however that all of the foregoing shall cease being Registrable Securities upon any sale thereof pursuant to an effective Registration Statement or Rule 144.

(m)  “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities, including (in each case) the prospectus, amendments and supplements to such registration statements, including pre-effective and post-effective amendments, and all exhibits and other material incorporated by reference or deemed to be incorporated by reference in such registration statements.

(n)  “Required Holders” means, as of the date of measurement, the holders of at least two-thirds (2/3) of the Registrable Securities.

(o)  “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration.

(p)  “Rule 405” means Rule 405 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC.

(q)  “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(r)  “SEC” means the United States Securities and Exchange Commission or any successor thereto.

2.          Registration.

(a)  Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC one Registration Statement on Form S-1 covering the resale of all of the Registrable Securities. Except if otherwise directed by the Required Holders or if the SEC shall have any comments regarding such section, such Registration Statement shall contain, among other things, the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A (and each Purchaser hereby acknowledges and agrees solely with respect to such Registration Statement filed pursuant to this Section 2(a) that, as of the date hereof, the disclosure set forth under such “Plan of Distribution” section is accurate and complete with respect to it). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.

(b)  Use of Form S-3. Promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, but in no event more than forty-five (45) days after the Qualification Date (the “Qualification Deadline”), the Company shall file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to the registration statement on Form S-1) (a “Shelf Registration Statement”) and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter.

(c)  Effectiveness.

i.            The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (i) a Registration Statement covering the Registrable Securities is not declared effective by the SEC by the Effectiveness Deadline; or (ii) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Annual Update or Allowed Delay (each term as defined below), then the Company will make pro rata payments (each payment, a “Registration Delay Payment”) to each Investor for each 30- day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”), as liquidated damages and not as a penalty, in an amount equal to (a) in the case of each Investor that is a Purchaser, 1.5% of the aggregate Purchase Price (as defined in the Subscription Agreements) paid by such Purchaser; (b) in the case of each Investor who is an affiliate of a Purchaser and acquired Registrable Securities from such Purchaser for no additional consideration, 1.5% of the aggregate Purchase Price (as defined in the Subscription Agreements) paid by the Purchaser who was the transferor or assignor (an “Assigning Purchaser”); provided, however, if (1) the Assigning Purchaser retains any Registrable Securities, the Registration Delay Payment payable to such Assigning Purchaser shall be governed by this proviso to clause (b) rather than clause (a), and such Registration Delay Payment shall be allocated pro rata between the Investor and the Assigning Purchaser based on the number of Registrable Securities held by the Investor and the Assigning Purchaser at the commencement of the applicable Blackout Period, and (2) the Registrable Securities held by the Assigning Purchaser were transferred or assigned to more than one affiliate for no additional consideration, such Registration Delay Payment shall be allocated pro rata among such affiliates based on the number of Registrable Securities held by the each such affiliate at the commencement of the applicable Blackout Period; and (c) in the case of an Investor that is not a Purchaser and not otherwise covered by the preceding clause (b), 1.5% of the aggregate purchase price paid by such Investor to acquire the Registrable Securities covered by the Registration Statement. Such Registration Delay Payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The Registration Delay Payments payable as liquidated damages pursuant to this Section shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such Registration Delay Payments shall be made to each Investor in cash.

ii.         Not more than once each fiscal year, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section for up to sixty (60) consecutive days for the primary purpose of filing a post-effective amendment to incorporate within such Registration Statement the Company’s audited financial statements for the preceding fiscal year (an “Annual Update”); provided, that the Company shall (a) promptly notify each Investor in writing of the commencement of an Annual Update; (b) promptly advise the Investors in writing to cease all sales under the Registration Statement until the Annual Update is completed and the applicable post-effective amendment has been declared effective by the SEC; and (c) use commercially reasonable efforts to complete an Annual Update as promptly as practicable.

iii.         For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (i) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; or (ii) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided that the Company shall (a) promptly notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay; (b) promptly advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay; and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d)  Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”. The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”); and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis and shall be applied first to any Warrant Shares, unless the SEC Restrictions otherwise require or provide or the Required Holders otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date.

(e)  No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement filed pursuant to this Agreement without the prior written consent of the Required Holders.

(f)  Termination of Obligations. Notwithstanding anything to the contrary contained herein, the Company’s obligations set forth in Sections 2, 3, and 4(a) shall terminate upon the expiration of the Effectiveness Period (as defined below).

3.          Company Obligations.

The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)  use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold; and (ii) the twelve month anniversary of the Effective Date (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b)  prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)  provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)  furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)  use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and; (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)  prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f); (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f); or (iii) file a general consent to service of process in any such jurisdiction;

(g)  use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)  immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act in connection with any registration hereunder; and

(j)  With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q as so filed by the Company with the SEC if such reports are not publicly available via EDGAR; and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

4.          Due Diligence Review; Information.

(a)  The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Documents (as defined in the Subscription Agreements) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

(b)  The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.          Obligations of the Investors.

(a)  At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement or any prospectus supplement or pre-effective or post-effective amendment thereto, the Company shall notify each Investor in writing of the information the Company requires from each such Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and beneficial ownership information related thereto, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Without limiting the generality of the foregoing, the Investor acknowledges and agrees that such information shall include at least (i) the Investor’s confirmation of the accuracy of, or revision to maintain the accuracy of, the disclosure under the heading “Plan of Distribution” in the applicable Registration Statement (or any prospectus supplement or pre-effective or post-effective amendment thereto); and (ii) the detail regarding such Investor as set forth under the heading “Selling Securityholders” in the applicable Registration Statement (or any prospectus supplement or pre-effective or post-effective amendment thereto).

(b)  Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement or any prospectus supplement or pre-effective or post-effective amendment thereto hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c)  Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)ii; or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d)  Each Investor covenants and agrees that it will (i) comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement; (ii) sell the Registrable Securities under a Registration Statement only in accordance with the plan of distribution contained therein; and (iii) execute a Certificate of Subsequent Sale, substantially in the form attached hereto as Exhibit C, and deliver such certificate to the parties set forth therein whenever such Investor requests the issuance of stock certificates evidencing shares of Common Stock without a legend regarding restrictions on transferability under the Securities Act.

6.          Indemnification.

(a)  Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)  Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses; or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)  Contribution. If for any reason the indemnification provided for in the Sections 6(a) and 6(b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.          Assignment of Registration Rights.

All or any portion of the rights under this Agreement shall be assignable by each Investor to any transferee or assignee (as the case may be) of all or any portion of such Investor’s Registrable Securities or Warrants if: (i) such Investor agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the Securities Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein by executing a Joinder Agreement, substantially in the form attached hereto as Exhibit B; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Subscription Agreement and the Warrants (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws. Notwithstanding anything to the contrary set forth herein, the rights of the Investors hereunder, may only be assigned by each Investor to transferees or assignees that after such assignment hold or have the right to acquire at least 300,000 shares of Common Stock that constitute Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

8.          Miscellaneous.

(a)  Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Holders. Notwithstanding the preceding, each party hereto (i) acknowledges that, in accordance with Section 2 of the Subscription Agreements, the Company is permitted to conduct additional Closings in connection with the Offering (each a “Subsequent Closing”); and (ii) agrees that any Purchaser participating in a Subsequent Closing may (and for the avoidance of doubt, without the need to obtain the consent of any party hereto) be added as a party to this Agreement by delivering a duly executed signature page to the Company in connection with such Subsequent Closing.

(b)  Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 14 of the Subscription Agreements.

(c)  Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, (i) such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder; (ii) the term “Company” shall be deemed to refer to such Person; and (iii) the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(d)  Benefits of the Agreement. The terms and conditions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns and, except for any Person entitled to indemnification or contribution pursuant to Section 6, they shall not be construed as conferring any rights on any other Persons. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a party to this Agreement.

(e)  Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

(f)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(h)  Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(i)  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(j)  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[signature pages follow]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

ARCH THERAPEUTICS, INC.

By:	/s/ Terrence W. Norchi, MD
Name: Terrence W. Norchi, MD
Title: President, Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Anson Investments Master Fund LP

By:	/s/ Amin Nathoo
Name: Amin Nathoo
Title: Advising Rep, M5V Advisors Inc.

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

P. Timothy Connolly

By:	/s/ P. Timothy Connolly
Name: P. Timothy Connolly

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

CVI Investments, Inc.

By:	Heights Capital Management its Authorized Agent

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Drake Partners Equity LLC

By:	/s/ David J. Pierce
Name: David J. Pierce
Title: Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Empery Asset Master, Ltd.

By:	Empery Asset Management, LP, its Authorized Agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Empery Tax Efficient, LP

By:	Empery Asset Management, LP, its Authorized Agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Empery Tax Efficient II, LP

By:	Empery Asset Management, LP, its Authorized Agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Jonathan Galli

By:	/s/ Jonathan Galli
Name: Jonathan Galli

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

VIKAS GULATI and MIRELA GULATI

By:	/s/ Vikas Gulati and Mirela Gulati
Name: Vikas Gulati and Mirela Gulati

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Hudson Bay Master Fund Ltd.

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Intracoastal Capital, LLC

By:	/s/ Keith A. Goodman
Name: Keith A. Goodman
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Keyes Sulat Revocable Trust

By:	/s/ James R. Sulat
Name: James R. Sulat
Title: Trustee

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Lorraine A. Malanga

By:	/s/ Lorraine A. Malanga
Name: Lorraine A. Malanga

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

James M. McKeone

By:	/s/ James M. McKeone
Name: James M. McKeone

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

IRA FBO ANA B PARKER

By:	/s/ Ana B. Parker
Name: Ana B. Parker

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Dr. Stephanie Plent

By:	/s/ Stephanie Plent
Name: Stephanie Plent

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

POPHAM MANAGEMENT, LLC

By:	/s/ Jerry K. Popham
Name: Jerry K. Popham
Title: Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

Karen Carlin

By:	/s/ Karen Carlin
Name: Karen Carlin

[Signature Page to Registration Rights Agreement]

EXHIBIT A

PLAN OF DISTRIBUTION

We are registering (i) the shares of common stock issued; and (ii) the shares of common stock issuable upon exercise of the Series E Warrants, in each case, issued to the selling securityholders in the 2016 Private Placement Financing to permit the resale of these shares of common stock by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling securityholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling securityholders may transfer the shares of common stock by other means not described in this prospectus. If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved but, except as set forth in a supplement to this prospectus to the extent required, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110).

In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

A-1

The selling securityholders may pledge or grant a security interest in some or all of the Series E Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances as permitted by the securities purchase agreement, the registration rights agreement, the Series E Warrants and all applicable law, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are deemed to be “underwriters” under the Securities Act (if any) will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock. Upon us being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling securityholder may sell all, some or none of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which all of the securities registered under the registration statement of which this prospectus is a part have been sold; and (ii) the twelve month anniversary of the date the registration statement of which this prospectus is a part is declared effective by the SEC. We have also agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[______] in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling securityholder will pay all underwriting discounts and selling commissions, if any.

A-2

We have further agreed to indemnify or provide contribution to the selling securityholders with respect to certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements. Each selling securityholder, severally and not jointly, has agreed to indemnify or provide contribution to us with respect to certain civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements.

A-3

EXHIBIT B

FORM OF JOINDER AGREEMENT

This JOINDER (“Joinder”) to the Registration Rights Agreement by and among Arch Therapeutics, Inc., a Nevada corporation (“Arch”) and the undersigned Purchasers thereto dated as of May 26, 2016 (the “Registration Rights Agreement”) is made and entered into as of [______________], 201___ by and between Arch and [Insert name of Assignee], a [Insert entity type and jurisdiction of formation] (“Investor”). Arch and Investor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, [Insert name of Assignor] (“Assignor”), a party to the Registration Rights Agreement, has [contributed][assigned] its Registrable Securities to Investor pursuant to that certain [insert name of transfer agreement], dated as of [______________], 201___, by and among Assignor and Investor; and

WHEREAS, Section 7 of the Registration Rights Agreement permits Assignor to assign its rights under the Registration Rights Agreement to Investor; provided, that, among other things, Investor executes a joinder agreement pursuant to which it agrees to be bound by all of the provisions contained in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Joinder, intending legally to be bound, hereby agree as follows:

1.          Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement

2.          Agreement to be Bound. Investor agrees and acknowledges that upon the execution of this Joinder, Investor shall become bound by and a party to the Registration Rights Agreement, and shall be fully bound by and subject to, all of the applicable benefits, rights, restrictions and obligations of the Registration Rights Agreement as though an original party thereto.

3.          Effectiveness. This Joinder shall take effect and shall become part of the Registration Rights Agreement immediately upon the execution hereof.

4.          Incorporation of Registration Rights Agreement Provisions. The provisions contained in Section 8(j) of the Registration Rights Agreement pertaining to, among other things, governing law, jurisdiction, and waiver of jury trial, are incorporated herein by reference to the same extent as if reproduced herein in their entirety, and shall govern any dispute arising under or in connection with this Joinder.

5.          Entire Agreement; Third Party Beneficiaries. This Joinder contains the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. The covenants and agreements set forth in this Joinder are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

6.          Headings. The headings in this Joinder are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof.

7.          Counterparts. This Joinder may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Joinder.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed as of the day and year first above written.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

[investor]

By:
Name:
Title:

Address:

Fax Number:
Email Address:

B-2

EXHIBIT C

CERTIFICATE OF SUBSEQUENT SALE

Empire Stock Transfer

1859 Whitney Mesa Dr

Henderson, NV 89014

Via e-mail: info@empirestock.com

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Via e-mail: jhogoboom@lowenstein.com

Re:	Arch Therapeutics, Inc. – Removal of Legends on Shares of Common Stock Resale Registration Statement on Form S-1 (File No. 333-_ _ _ _ _ _ _)

1.	In connection with the Registration Statement on Form S-1 (File No. -_ _ _ _ _ _ _)(the “Registration Statement”), the undersigned hereby requests that Empire Stock Transfer:

☐	remove the restrictive legend from ________ shares of common stock, par value $0.001 per share, of Arch Therapeutics, Inc. (“Common Stock”), evidenced by certificate number(s) _____, on the basis that such shares of Common Stock have been registered for resale under the Registration Statement.

OR

☐	in connection with the exercise of the undersigned’s Series E Warrant(s) to Purchase Common Stock, issue __________ shares of Common Stock without a restrictive legend on the basis that such shares of Common Stock have been registered for resale under the Registration Statement.

2.	In connection with the foregoing request, the undersigned hereby represents and warrants to Empire Stock Transfer and Lowenstein Sandler LLP that such shares of Common Stock were sold in accordance with either the plan of distribution contained in the Registration Statement or Rule 144 promulgated under the Securities Act of 1933 (“Securities Act”).

(Name of Selling Stockholder)

By:
Name:
Title:

C-1

Exhibit 99.1

Arch Therapeutics Announces May 26, 2016 $3.4 Million Private Placement

FRAMINGHAM, MA – May 27, 2016 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), developer of the AC5 Surgical Hemostatic Device™ (AC5™) for use in controlling bleeding and fluid loss in order to provide faster and safer surgical and interventional care, is pleased to announce that it has entered into subscription agreements with a group of accredited investors (the “Investors”) to purchase approximately $3.4 million of the Company’s securities in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder (the “Private Placement”).

Under the terms of their respective subscription agreements, the Investors have agreed to purchase, in the aggregate, approximately 9.5 million units at a per unit price of $0.36. Each unit consists of one share of common stock and one Series E Warrant to purchase three-quarters of a share of common stock at a per share exercise price equal to $0.438, which was the closing price of common shares of the Company on May 26, 2016. The Series E Warrants have a term of five years, and are immediately exercisable on the date of issuance. As a result of the Private Placement, the Company expects to issue to the Investors approximately 9.5 million shares of common stock, and Series E warrants exercisable for approximately 7.1 million shares of common stock.

Maxim Group LLC is acting as exclusive placement agent for the transaction.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device™, is being designed to achieve hemostasis in surgical procedures.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,

Terrence W. Norchi, MD

Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com